UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 23, 2008
ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 303-573-1660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On January 23, 2008, Royal Gold entered into the First Amendment to Second Amended and Restated Loan Agreement (the “Amendment”) by and among HSBC Bank USA, National Association (“Lender”), Royal Gold, Inc. (“Royal Gold”) and High Desert Mineral Resources, Inc., a wholly-owned subsidiary of Royal Gold (together with Royal Gold, “Borrowers”), amending certain provisions of the Second Amended and Restated Loan Agreement dated as of January 5, 2007, by and among Borrowers and Lender (the “Loan Agreement”). The Loan Agreement provides an $80 million credit facility to Borrowers. The Amendment extends the maturity date of the credit facility with Lender two years from December 31, 2010 to December 31, 2012. The Amendment also increased the metal price assumption for gold, added a metal price assumption for silver, which assumptions are used in Lender’s calculation of Borrowers’ borrowing base, and increased Borrowers’ consolidated tangible net worth base from $100 million to $330 million. As of January 23, 2008, Borrowers’ borrowing capacity under the credit facility, as amended by the Amendment, the full is $80 million available under the Loan Agreement. The foregoing summary is qualified in its entirety by reference to the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and the Loan Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K, which exhibits are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events
     On January 25, 2007, Royal Gold exercised its provisional conversion right to convert all of its issued and outstanding shares of its 7.25% mandatory convertible preferred stock, par value $0.01 per share (“Preferred Stock”) into shares of its common stock, par value $0.01 (“Common Stock”) on March 10, 2008 (the “Conversion Date”). On the Conversion date, each share of the Preferred Stock will be converted into Common Stock based on the average closing price of the Common Stock on the Nasdaq Global Select Market over the 20-consecutive trading day period ending on March 5, 2008. Cash will be paid in lieu of fractional shares. All accrued and unpaid dividends on the Preferred Stock up to the Conversion Date will be payable in cash to holders of record on the Conversion Date.
     On January 25, 2008, Royal Gold announced that its Board of Directors authorized the repurchase of up to $30 million of Common Stock in the open market from time to time until March 31, 2008.
     The press release furnished herewith as Exhibit 99.1 is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	First Amendment to Second Amended and Restated Loan Agreement by and among Royal Gold, Inc., High Desert Mineral Resources, Inc. and HSBC Bank USA, National Association, dated as of January 23, 2008

10.2
Second Amended and Restated Loan Agreement by and among Royal Gold, Inc., High Desert Mineral Resources, Inc. and HSBC Bank USA, National Association, dated as of January 5, 2007 (incorporated by reference to Exhibit 10.5 to Royal Gold’s Quarterly Report on Form 10-Q filed on February 9, 2007)

99.1	Press Release dated January 25, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
	By:	/s/ Karen Gross
	Name:	Karen Gross
Dated: January 29, 2008	Title:	Vice President & Corporate Secretary

Exhibit Index

Exhibit No .	Description

10.1	First Amendment to Second Amended and Restated Loan Agreement by and among Royal Gold, Inc., High Desert Mineral Resources, Inc. and HSBC Bank USA, National Association, dated as of January 23, 2008

10.2
Second Amended and Restated Loan Agreement by and among Royal Gold, Inc., High Desert Mineral Resources, Inc. and HSBC Bank USA, National Association, dated as of January 5, 2007 (incorporated by reference to Exhibit 10.5 to Royal Gold’s Quarterly Report on Form 10-Q filed on February 9, 2007)

99.1	Press Release dated January 25, 2008

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